                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         DOCUMENT SCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[DOCUMENT SCIENCES CORPORATION LOGO]

                                                                     May 5, 1999

Dear Stockholder:

     You are cordially invited to attend Document Sciences Corporation's 1999 Annual Meeting of Stockholders to be held on Monday, May 24, 1999 at 10:00 a.m. local time. The meeting will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037.

     At this year's meeting we are proposing adoption of an amendment to our 1995 Stock Incentive Plan. The amendment to the 1995 Stock Incentive Plan increases the shares available for issuance under the Plan by 350,000. Additionally, our stockholders are requested to ratify and approve an amendment to the 1995 Stock Incentive Plan regarding the number of shares that may be granted to an employee in any one fiscal year. We believe that the adoption of the proposed amendment to the Plan enhances our ability to provide equity compensation to our employees and/or directors.

     We hope you will be able to attend this year's Annual Meeting. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,


                                          /s/ CHARLES R. HARRIS
                                          -------------------------------------
                                          CHARLES R. HARRIS
                                          President and Chief Executive Officer

                         DOCUMENT SCIENCES CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on May 24, 1999 at 10:00 a.m., local time, at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To (i) approve an amendment to our 1995 Stock Incentive Plan effecting an increase of 350,000 shares in the number of shares of our common stock reserved for issuance thereunder and (ii) ratify and approve an amendment to our 1995 Stock Incentive Plan regarding the number of shares that may be granted to an employee in any one fiscal year.

     3. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 23, 1999, are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ CHARLES R. HARRIS
                                          --------------------------
                                          CHARLES R. HARRIS
                                          President and Chief Executive Officer

San Diego, California
May 5, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                         DOCUMENT SCIENCES CORPORATION
                            ------------------------

                                PROXY STATEMENT
                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of Proxies for use at the Annual Meeting of Stockholders to be held on Monday, May 24, 1999 at 10:00 a.m. local time, and at any adjournment thereof. The Proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     The Annual Meeting will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037. Our principal executive offices are located at 6339 Paseo Del Lago, Carlsbad, California 92009. The telephone number at that location is (760) 602-1400.

     These proxy solicitation materials were mailed on or about May 5, 1999, together with our 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Document
Sciences:

     - a written notice of revocation;

     - a duly executed proxy bearing a later date; or

     - by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     We will pay the costs associated with soliciting the proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited on our behalf by directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record at the close of business on April 23, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,910,188 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners." The closing sales price of our common stock on the Nasdaq Stock Market National Market on April 23, 1999 was $1.75 per share.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the amendment to our 1995 Stock Incentive Plan. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of auditors.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker non-votes are not deemed to be "votes cast." As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. However, with respect to the proposed amendment to our 1995 Stock Incentive Plan, abstentions and broker non-votes will have the same effect as negative votes. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to introduce an item of business at an annual or special meeting of stockholders. These procedures provide that notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Secretary no later than 90 days in advance of such meeting if prior notice or public disclosure of the meeting has been given or made at least 100 days prior to such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

     - the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

     - a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

     - if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

     - such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors; and

     - if applicable, the consent of each nominee to serve as director of Document Sciences if so elected.

     The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

     Under the rules of the Securities and Exchange Commission, stockholder proposals that are intended to be presented at our 2000 Annual Meeting of Stockholders must be received by us no later than January 6, 2000, and must otherwise comply with requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our six nominees named below, all of whom are presently directors. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

                 NAME                      AGE(1)            PRINCIPAL OCCUPATION
                 ----                      ------            --------------------
Charles R. Harris......................      49      President and Chief Executive Officer
                                                     of Document Sciences Corporation
Thomas L. Ringer.......................      67      Chairman of the Board of Directors of
                                                     Document Sciences Corporation,
                                                     Chairman of the Board of Directors of
                                                     E*Capital Corporation and Wedbush
                                                     Capital Corporation
Charles P. Holt........................      62      Director of Document Sciences
                                                     Corporation and Documentum, Inc.
Colin J. O'Brien.......................      60      Vice President of Xerox and Chairman
                                                     of XESystems, Inc., a subsidiary of
                                                     Xerox
Barton L. Faber........................      51      Director of Document Sciences
                                                     Corporation, Dataware Technologies,
                                                     Inc., GeoSystems Global Corporation
                                                     and Xeikon N.V.
Brian E. Stern.........................      51      Senior Vice President of Xerox and
                                                     President of Xerox Technology
                                                     Enterprises

---------------
(1) As of April 23, 1999.

     Charles R. Harris has served as President and Chief Executive Officer and as a director of Document Sciences since August 1998. Prior to joining Document Sciences, Mr. Harris was President and Chief Executive Officer and a director of Simulation Sciences, Inc. from July 1995 to July 1998. From September 1994 to June 1995, Mr. Harris was an independent consultant. From April 1993 to August 1994, Mr. Harris was employed by Computervision Corp., a computer modeling equipment provider, as Vice President of the Industry Business Group and as a Member of the Management Committee. From 1980 to 1993, Mr. Harris was employed by Hewlett-Packard Company, a computer and instrument manufacturer, as Global Account Manager for General Motors/Electronic Data Systems. Mr. Harris holds a B.A degree and an M.S. degree from Emory University in Georgia.

     Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1991. Mr. Ringer is currently Chairman of the Boards of Directors of E*Capital Corporation, Wedbush Capital Corporation, M.S. Aerospace, Inc. and the Center for Innovation and Entrepreneurship. In addition, he serves on the Boards of Directors of Wedbush Morgan Securities, Inc., California Amplifier Inc. and Public Safety Equipment Inc.

     Charles P. Holt has served as a director of Document Sciences since April 1997. Mr. Holt served as Corporate Vice President of the Joseph C. Wilson Center for Research & Technology for Xerox Corporation from 1993-1998. Mr. Holt joined Xerox Corporation in 1970 as a computer development project engineer and since that time has held a number of management positions, including Vice President and Chief Engineer of future product programs.

     Colin J. O'Brien has served as a director of Document Sciences since December 1995. Since February 1992, Mr. O'Brien has been employed in various positions at Xerox and currently serves as a Vice President of Xerox and Chairman of XESystems, Inc., a subsidiary of Xerox. Prior to February 1992, Mr. O'Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to joining Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications Inc., a manufacturer of fiber optic and coaxial telecommunications systems. Mr. O'Brien is also a director of Documentum, Inc.

     Barton L. Faber has served as a director of Document Sciences since July 1996. From 1996 to 1998, Mr. Faber served as Chairman of the Board of Directors and Chief Executive Officer of Metromail. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley. Prior to joining R.R. Donnelley, Mr. Faber held various positions with Mobil Oil Corporation and Ramada Europe. Mr. Faber currently serves as a member of the Board of Directors of Dataware Technologies, Inc., GeoSystems Global Corporation and Xeikon N.V.

     Brian E. Stern has served as a director of Document Sciences since February 1999. Mr. Stern is currently a Senior Vice President of Xerox and since February 1999 he has been President of Xerox Technology Enterprises. Mr. Stern has held various positions with Xerox since 1976 including Vice President of Finance of Development and Marketing and President of Xerox's Personal Document Products Division.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of twelve meetings during the fiscal year ended December 31, 1998. No director, during the time he was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, which occurred during fiscal 1998. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which currently consists of Mr. Faber and Mr. Ringer, is responsible for:

     - recommending engagement of our independent auditors;

     - approving the services performed by such auditors;

     - consulting with such auditors and reviewing with them the results of their examination;

     - reviewing and approving any material accounting policy changes affecting our operating results;

     - reviewing our control procedures and personnel; and

     - reviewing and evaluating our accounting principles and our system of internal accounting controls.

The Audit Committee held three meetings during fiscal 1998.

     The Compensation Committee, which currently consists of Mr. Ringer and Mr. O'Brien, is responsible for:

     - reviewing and approving the compensation and benefits for our officers and other employees;

     - administering our stock purchase and stock option plans; and

     - determining which eligible individuals (excluding non-employee directors) receive grants thereunder and the size of such grants.

The Compensation Committee held two meetings during fiscal 1998.

COMPENSATION OF DIRECTORS

     In March 1998, we approved a director compensation arrangement pursuant to which non-employee directors who are not affiliated with Xerox Corporation will be compensated as follows: Mr. Ringer and Mr. Faber will receive annual retainers of $50,000 and $10,000, respectively. In addition, each non-employee director who is not affiliated with Xerox Corporation will receive $1,200 for each meeting of the Board attended. In addition, in February 1998, Mr. Ringer and Mr. Faber were each granted an option to purchase 15,000 shares of common stock at an exercise price of $3.25 per share.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Document Sciences common stock as of March 31, 1999, for the following: (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each of our directors and nominees; (iii) each of the officers named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group.

                                                           SHARES        PERCENTAGE
                                                        BENEFICIALLY    BENEFICIALLY
                         NAME                             OWNED(1)         OWNED
                         ----                           ------------    ------------
PRINCIPAL STOCKHOLDERS(2)
Xerox Corporation(3)..................................   6,754,500          61.9%
  800 Long Ridge Road
  Stamford, CT 06904
DIRECTORS AND NOMINEES
  Charles R. Harris...................................           0            --
  Thomas L. Ringer(4).................................      51,820             *
  Charles P. Holt.....................................           0            --
  Colin J. O'Brien(3).................................   6,754,500          61.9%
  Barton L. Faber(5)..................................      12,083             *
  Brian E. Stern(3)...................................   6,754,500          61.9%
NAMED OFFICERS
  Thomas J. Anthony...................................      64,843             *
  Peter L. Bradshaw(6)................................      83,457             *
  Daniel J. Fregeau(7)................................     109,146           1.0%
  Robert J. Pryor.....................................           0            --
  John H. Wilson......................................      10,000             *
All directors and executive officers as a group (11
  persons)(8).........................................   7,085,849          64.5%
                                                         =========

---------------
 *  Less than 1%.

(1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 31, 1999, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 6339 Paso Del Lago, Carlsbad, California 92009.

(3) Mr. O'Brien is a director of Document Sciences, a Vice President of Xerox and Chairman of XESystems, Inc., a subsidiary of Xerox. Mr. Stern is a director of Document Sciences, and a Senior Vice President of Xerox and President of Xerox Technology Enterprises. Messrs. O'Brien and Stern disclaim beneficial ownership of the shares held by Xerox.

(4) Pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of common stock. Includes 5,000 shares of common stock subject to stock options exercisable within sixty days of March 31, 1999.

(5) Includes 12,083 shares of common stock subject to options exercisable within sixty days of March 31, 1999.

(6) Includes 29,752 shares of common stock subject to options exercisable within sixty days of March 31, 1999.

(7) Includes 52,896 shares of common stock subject to options exercisable within sixty days of March 31, 1999.

(8) Includes 99,731 shares of common stock subject to options exercisable within sixty days of March 31, 1999, held by executive officers and directors of Document Sciences.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act of 1934 ("Section 16(a)") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with Securities and Exchange Commission and The Nasdaq National Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 1998 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with except that two reports covering an aggregate of two transactions were filed late by two people.

                              CERTAIN TRANSACTIONS

Transfer and License Agreement

     In connection with the transfer of our technology from Xerox, we entered into a Transfer and License Agreement with Xerox in July 1992 to expire upon the expiration of all of the rights in the items covered thereby. This Agreement was subsequently amended in September 1994. Pursuant to the terms of the Agreement, as amended:

     - Xerox transferred all worldwide copyrights in and to the predecessor product of CompuSet, or the transferred software and granted us a non-exclusive license to use the Xerox trade secrets in existence as of July 1992 pertaining to the transferred software;

     - We granted Xerox a non-exclusive royalty-free license to use and copy the transferred software for internal purposes only, and to use portions of the code of the transferred software in products of Xerox;

     - Xerox granted us a non-exclusive, royalty-free license to use, modify and reproduce the source code of XPS and EVMS, two software products comprising a small portion of our current CompuSet products, and to distribute derivatives of XPS and EVMS in object code format;

     - We granted to Xerox ownership of all technical information not primarily related to computer software that is generated by us. While Xerox continues to own a majority of our outstanding capital stock, we retain a non-exclusive license to use such technical information outside of certain eastern Asian and Pacific Rim countries;

     - We granted "most favored nation" status with respect to the purchase price of software products sold by us to Xerox, Rank Xerox Ltd., Fuji Xerox Co. Ltd., companies jointly owned by Xerox and the Rank Organization Ltd. and 40% affiliates of the foregoing; and

     - We granted Fuji Xerox Co., Ltd. a right of first negotiation with respect to exclusive distribution of our products in certain eastern Asian and Pacific Rim countries.

Cooperative Marketing Agreement USO

     In February 1998, Document Sciences and Xerox entered into a Cooperative Marketing Agreement USO, pursuant to which Document Sciences and Xerox agreed to pay each other commissions on certain sales of products resulting from successful referrals from each other. The Agreement may be terminated by either Xerox or us upon sixty days written notice in certain circumstances, or upon ninety days written notice at any time. Our revenues from the strategic marketing alliance, principally commissions from sales of Xerox printers, were $1.4 million, $859,000 and $344,000 in 1996, 1997 and 1998, respectively, and payments to Xerox under the Agreement were $181,000, $121,000 and $0 in 1996, 1997 and 1998, respectively.

Relationship with Fuji Xerox Australia

     We have an arrangement with Fuji Xerox Co., Ltd. pursuant to which Fuji Xerox distributes our products in Australia and New Zealand. For each copy of our products sublicensed by Fuji Xerox, Fuji Xerox pays us initial and annual fees equal to our list price minus a percentage discount based on annual volume of sublicenses of our products. Fuji Xerox provides technical support to its end users, with periodic software upgrades provided to Fuji Xerox by us. The term of the agreement is for a period of two years subject to automatic successive one-year renewal terms, unless either party gives written notice within 90 days prior to expiration of the then current term of its intention not to further extend the agreement.

Xerox Canada Agreement

     Our Cooperative Marketing and Customer Support Agreement with Xerox Canada Limited is a non-exclusive cooperative marketing agreement in which Xerox Canada provides support and referrals of our products in Canada. Under the terms of this agreement, Xerox Canada refers our products for sale by our direct sales organization, provides technical support and assists end users with application development. Xerox Canada receives referral and support fees for sales and installations of our products in Canada. The term of the agreement is for a period of six months subject to automatic successive six-month renewal terms unless either party gives notice at least 90 days prior to the expiration of the then current term that it will not renew the agreement.

EUROPEAN/SUB-SAHARAN AFRICA VAR AGREEMENTS

     We have numerous Value Added Reseller and Value Added Remarketer agreements in Europe and South Africa, Namibia and Swaziland, many of which are with Rank Xerox, Ltd. and other Xerox affiliates. The rights granted to our resellers under these agreements are typically non-exclusive, although the agreements covering the territories of England, Scotland, Northern Ireland and Wales and South Africa, Namibia and Swaziland grant the reseller exclusive rights in its territory. In the usual circumstance, the reseller purchases our products pursuant to purchase orders and redistributes the products in its territory, with the reseller having no right to copy our products. The reseller performs front-line technical support for its end users, and software upgrades are periodically provided to the reseller by Document Sciences. Each reseller agreement runs for either a two- or three-year term, with automatic one-year renewals unless either party gives notice of non-renewal within a specified period prior to renewal.

TAX SHARING AGREEMENT

     We have a Tax Sharing Agreement with Xerox that provides for the allocation between Xerox and Document Sciences of all responsibilities, liabilities and benefits relating to taxes paid or payable by either Xerox or us for all taxable periods, whether beginning before, on or after our initial public offering in September 1996. Prior to the consummation of our initial public offering, we had been included in the consolidated tax returns of Xerox. Our share of Xerox's consolidated income tax liability for the pre-offering period had been determined on a separate company basis computed under Internal Revenue Code and applicable state guidelines and were $136,000, $653,700 and $591,400 for the years ended December 31, 1993, 1994 and 1995, respectively. We have paid such liability from the proceeds of our initial public offering. For the period from January 1, 1996, through September 19, 1996, our separate tax liability of $403,400 has also been settled with Xerox. For the post-offering period, we filed combined state income tax returns as required by law in certain states and we filed separate state tax returns in the remaining states. Pursuant to the Tax Sharing Agreement, adjustments (for example, pursuant to an Internal Revenue Service audit) made during the post-offering period, but relating to the pre-offering period, will be settled between us and Xerox.

IBM AGREEMENT

     We have entered into an agreement with IBM Corporation, its subsidiaries and authorized agents. Under the terms of this agreement, IBM is an Authorized Agent for the Document Sciences' Autograph family of products. Initially, the execution of a Joint Marketing Strategy that supports this agreement will be spearheaded by the IBM Printing Systems Company (PSC), located in Boulder, Colorado. IBM PCS will provide complimentary printing hardware, servers, software and services that will be used in conjunction with our products at major clients worldwide.

SEVERANCE ARRANGEMENTS

  Tony N. Domit's severance agreement

     We entered into an agreement with Mr. Tony N. Domit, a former Director and former President and Chief Executive Officer of Document Sciences. Effective as of March 13, 1998, the agreement provided that in connection with Mr. Domit's retirement from his position as our President and Chief Executive Officer, Mr. Domit shall receive an amount equal to eighteen months of his current annual base salary of $192,000.

  Tom J. Anthony's separation agreement

     We entered into a Separation Agreement and Release of Claims with Thomas J. Anthony, Vice President -- Sales effective September 30, 1998, as a result of Mr. Anthony's resignation. Mr. Anthony was paid a one-month severance allowance and a continuation of health, dental and vision coverage for a period of eighteen months from September 30, 1998. All other terms and conditions of the agreement were in the normal course of business and provided neither Mr. Anthony nor Document Sciences with any unusual obligations or restrictions.

  Robert J. Pryor's severance agreement

     We entered into a severance agreement with Robert J. Pryor, dated December 11, 1998, in connection with our restructuring. This agreement called for Mr. Pryor to receive salary continuation for a six month period of time at his current annual base salary of $135,000, with an option to receive another six months, on a month-to-month basis if he is unable to find full-time employment by the end of the initial six month period. Additionally, Mr. Pryor was to be provided normal employee benefits during his salary continuation period, access to outplacement services at our cost and a letter of reference signed by our President and CEO. All other terms and conditions of this agreement were in the normal course of business and provided neither Mr. Pryor nor Document Sciences with any unusual obligations or restrictions. For these benefits, Mr. Pryor was obligated to sign an agreement to accept these terms, signed and effective as of December 18, 1998.

CONSULTING AGREEMENT

     We have an agreement with Mr. John H. Wilson to serve as our Interim Chief Financial Officer. The original agreement, dated May 18, 1998, calls for Mr. Wilson to serve at our discretion in performing all activities normally executed by a Chief Financial Officer of a public company. The current extension of Mr. Wilson's agreement expires on July 31, 1999.

     We have entered into indemnification agreements with each of our officers and directors.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee was formed in June 1996 and is currently composed of Mr. Ringer and Mr. O'Brien. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of ours or our subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to Document Sciences in all capacities during the last three fiscal years.

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                ANNUAL COMPENSATION       AWARDS
                                                --------------------    SECURITIES
                                                              BONUS     UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY($)    ($)(1)     OPTIONS(#)    COMPENSATION(2)
     ---------------------------        ----    ---------    -------   ------------   ---------------
Charles R. Harris.....................  1998    $ 97,917     $58,750     323,888         $  3,902
  President and Chief Executive
     Officer                            1997    $     --     $    --          --         $     --
                                        1996    $     --     $    --          --         $     --
Alan H. Lynchosky(3)..................  1998    $ 96,250     $96,439      21,000         $  6,941
  Acting President and                  1997    $ 77,994     $    --          --         $  6,033
  Chief Executive Officer               1996    $     --     $    --          --         $     --
Tony N. Domit(4)......................  1998    $ 40,000     $    --          --         $328,223
  President and Chief Executive
     Officer                            1997    $192,000     $    --          --         $  4,200
                                        1996    $192,000     $    --      17,448         $  4,800
John H. Wilson........................  1998    $112,500     $    --          --         $     --
  Interim Chief Financial Officer       1997    $     --     $    --          --         $     --
                                        1996    $     --     $    --          --         $     --
Peter L. Bradshaw.....................  1998    $130,000     $25,000      15,000         $  5,859
  Vice President -- Development         1997    $115,000     $    --          --         $ 75,085
                                        1996    $100,000     $    --      12,045         $  3,306
Daniel J. Fregeau.....................  1998    $131,622     $25,000      15,000         $  8,825
  Vice President -- Worldwide Sales     1997    $128,201     $21,563          --         $  3,994
                                        1996    $ 90,000     $74,568       4,090         $  4,467
Robert J. Pryor(5)....................  1998    $130,000     $40,000      19,000         $  8,542
  Vice President -- Marketing           1997    $ 71,506     $    --          --         $  5,586
                                        1996    $     --     $    --          --         $     --
Thomas J. Anthony(6)..................  1998    $138,750     $    --          --         $ 76,234
  Vice President -- Sales               1997    $141,773     $45,000          --         $ 63,359
                                        1996    $ 90,000     $72,366      11,590         $  6,690

---------------
(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(2) For all fiscal years, includes $3,000 of our contributions under the 401(k) Plan and the balance represents insurance premiums paid by us. In addition for fiscal 1998, includes compensation as the result of vacation accrual payout of $3,206 and $345 in repayment of health benefit allowance for Mr. Lynchosky; the result of severance of $288,000 and $36,923 of vacation accrual payout for Mr. Domit; the result of payment of access health benefit allowance for $1,051 for Mr. Fregeau and the result of exercising options of $37,621, $14,231 of vacation and $15,417 of severance for Mr. Anthony. In addition for fiscal 1997, includes compensation as the result of exercising options for Mr. Anthony and Mr. Bradshaw of $59,373 and $71,059, respectively.

(3) Alan H. Lynchosky resigned from his position as Acting President and Chief Executive Officer effective September 30, 1998.

(4) Tony N. Domit resigned from his position as President and Chief Executive Officer effective March 13, 1998.

(5) Robert J. Pryor resigned from his position as Vice President -- Marketing effective December 11, 1998.

(6) Thomas J. Anthony resigned from his position as Vice President -- Sales effective September 30, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS
                              -----------------------
                                           % OF TOTAL                            POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF     OPTIONS                                 ASSUMED ANNUAL RATES OF
                              SECURITIES   GRANTED TO   EXERCISE                   STOCK PRICE APPRECIATION
                              UNDERLYING   EMPLOYEES     OR BASE                      FOR OPTION TERM(4)
                               OPTIONS     IN FISCAL      PRICE     EXPIRATION   -----------------------------
            NAME              GRANTED(1)    YEAR(2)     ($/SHARE)    DATE(3)         5%               10%
            ----              ----------   ----------   ---------   ----------   -----------     -------------
Charles R. Harris...........   323,888       57.12%      $ 2.18     08/08/2008    $445,676        $1,129,432
Alan H. Lynchosky(5)........    15,000        2.65         3.25     01/28/2008      30,658(5)          7,694(5)
                                 6,000        1.06        3.375     04/28/2008      12,735(5)         32,237(5)
Tony N. Domit(6)............        --          --           --             --          --                --
John H. Wilson..............        --          --           --             --          --                --
Daniel J. Fregeau...........    15,000        2.65         3.25     01/28/2008      30,658            77,694
Peter L. Bradshaw...........    15,000        2.65         3.25     01/28/2008      30,658            77,694
Robert J. Pryor(7)..........    15,000        2.65         3.25     01/28/2008      30,658(7)         77,694(7)
                                 4,000         .71        3.375     04/28/2008       8,490(7)         21,515(7)
Thomas J. Anthony(8)........        --          --           --             --          --                --

---------------
(1) Options in this table are nonstatutory stock options and were granted under the 1995 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over no more than four years.

(2) We granted options to purchase 567,038 shares of Common Stock to employees in fiscal 1998.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of Document Sciences.

(4) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the stock were to increase at such rates from the price at 1998 fiscal year end ($1.625 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $2.65 and $4.21, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

(5) Alan H. Lynchosky resigned from his position as Acting President and Chief Executive Officer effective September 30, 1998.

(6) Tony N. Domit resigned from his position as President and Chief Executive Officer effective March 13, 1998.

(7) Robert J. Pryor resigned from his position as Vice President -- Marketing effective December 11, 1998.

(8) Thomas J. Anthony resigned from his position as Vice President -- Sales effective September 30, 1998.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the officers named in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 1998, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 1998.

   AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL 1998 YEAR-END OPTION
                                     VALUES

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING          VALUE OF EXERCISED
                                                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          SHARES        VALUE          AT FISCAL YEAR END         AT FISCAL YEAR END($)(1)
                        ACQUIRED ON    REALIZED    ---------------------------   ---------------------------
         NAME           EXERCISE(#)      ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   ----------   -----------   -------------   -----------   -------------
Charles Harris........        --      $       --         --         323,888      $       --      $      --
Alan Lynchosky(2).....        --              --         --              --              --             --
Tony N. Domit(3)......        --              --         --              --              --             --
John H. Wilson........        --              --         --              --              --             --
Daniel J. Fregeau.....        --              --     47,470          16,619       67,665.00             --
Peter L. Bradshaw.....        --              --     23,497          19,143       28,614.46       2,245.55
Robert J. Pryor(4)....        --              --         --              --              --             --
Thomas J.
  Anthony(5)..........    14,218       37,620.24         --              --              --             --

---------------
(1) Market value of underlying securities based on the closing price of our common stock on December 31, 1998 (the last trading day of fiscal 1998) on the Nasdaq National Market of $1.625 minus the exercise price.

(2) Alan H. Lynchosky resigned from his position as Acting President and Chief Executive Officer effective September 30, 1998.

(3) Tony N. Domit resigned from his position as President and Chief Executive Officer effective March 13, 1998.

(4) Robert J. Pryor resigned from his position as Vice President -- Marketing effective December 11, 1998.

(5) Thomas J. Anthony resigned from his position as Vice President -- Sales effective September 30, 1998.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

     The Compensation Committee of the Board of Directors generally determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in the industry. Target levels of the executive officers' overall compensation are intended to be consistent with compensation of other executives in our industry.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers, and below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

COMPENSATION PROGRAM

     We use a total compensation program, which consists of both cash and equity based compensation, and have three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

     - Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by the Compensation Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

     - Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and operating profit objectives by supplementing the base salary plan. Each executive's annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 80% and ranges up to 150% of planned revenues and profits and averages approximately 25% of annual salary at 100% plan achievement.

     - Long-Term Incentives: Long-term incentives are provided through grants of stock options. The Compensation Committee is responsible for determining, subject to the terms of the 1995 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

     An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

OTHER

     In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

PERFORMANCE MEASUREMENTS AND INDUSTRY COMPARISONS

     We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes, and establishing an industry comparison to test our results against industry performance levels.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPARISON

     As indicated above, our executive compensation program is based upon business performance. Specifically, the Chairman and Chief Executive Officer's target base pay level has been set at approximately the 80th percentile for software companies, using data specifically for software companies of similar size.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Thomas L. Ringer
                                          Colin J. O'Brien

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compare the cumulative total stockholder return on our common stock from September 20, 1996, the date of our initial public offering of common stock, through December 31, 1998, with The Nasdaq Stock Market Index (US) and The Nasdaq Computer & Data Processing Services Stock Index, using data supplied by The Nasdaq Stock Market. The graph and table assume an investment of $100 in our common stock and each index on September 20, 1996, and the reinvestment of all dividends.

                                                   DOCUMENT SCIENCES                                     NASDAQ COMPUTER & DATA
                                                      CORPORATION             NASDAQ STOCK MARKET      PROCESSING SERVICES STOCKS
                                                   -----------------          -------------------      --------------------------
Indexed Returns Sept 20, 1996                           100.00                      100.00                       100.00
Indexed Returns Dec 31, 1996                             82.29                      105.44                       102.93
Indexed Returns Dec 31, 1997                             25.00                      129.35                       126.44
Indexed Returns Dec 31, 1998                             13.54                      181.83                       226.27

                                  PROPOSAL TWO

                     AMENDMENT OF 1995 STOCK INCENTIVE PLAN

     In October 1995 our Board of Directors adopted, and the stockholders approved, our 1995 Stock Incentive Plan (the "1995 Plan") under which 779,250 shares were reserved for issuance upon exercise of options and purchase rights granted to employees, directors and consultants. In May 1998, our stockholders approved amendments to the 1995 Plan to increase the number of shares issuable by 750,000 shares. As of March 26, 1999, we had outstanding options to purchase 682,647 shares of common stock under the 1995 Plan held by an aggregate of 159 persons at a weighted exercise price of $2.96 per share. As of March 26, 1999, options to purchase an aggregate of 56,721 shares of common stock under the 1995 Plan had been exercised. The stockholders are requested to approve an amendment to the 1995 Plan to increase the number of shares issuable this plan by 350,000 shares.

     At the Annual Meeting the stockholders will also be asked to approve an amendment to the 1995 Plan (approved by the Board in August 1998) to provide that, notwithstanding the 100,000 share limitation on grants to an individual in any fiscal year, in connection with an individual's initial employment with the Company, he or she may be granted options or rights to purchase up to an additional 250,000 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE PROPOSAL TO AMEND OUR 1995 STOCK INCENTIVE PLAN.

REQUIRED VOTE

     The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting and constituting at least a majority of the required quorum will be required to adopt the proposal to amend our 1995 Stock Incentive Plan.

SUMMARY OF 1995 STOCK INCENTIVE PLAN

     General. The purpose of the 1995 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1995 Plan. Options granted under the 1995 Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The 1995 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 1995 Plan.

     Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the 1995 Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1995 Plan currently provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 100,000 shares of common stock. In order to be able to attract senior executive officers, the Board has amended the 1995 Plan to provide that, notwithstanding the 100,000 share limitation, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 250,000 shares of common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1995 Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 1995 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The 1995 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

          (e) Nontransferability of Options: Unless otherwise determined by the Administrator, options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (f) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1995 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, the Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's then exercisable options and stock purchase rights subsequent to such liquidation or dissolution. Alternatively, the Administrator may terminate any unexercised options and stock purchase rights, provided that each optionee shall be given not less than thirty days' written notice in which the optionee may exercise his or her options and stock purchase rights, to the extent that such options and stock purchase rights are then exercisable, on the condition that the liquidation or dissolution actually occurs.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, in which the Company does not survive and the Administrator determines that the event constitutes a liquidation or dissolution, each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have a ten day period to exercise the option or stock purchase right, to the extent such option or stock purchase right is then exercisable, on the condition that the liquidation or dissolution actually occurs. In such cases in which the Administrator does not determine the event constitutes a liquidation or dissolution, the option or stock purchase right shall be assumed or substituted by the surviving corporation.

     Amendment and Termination of the 1995 Plan. The Board may amend, alter, suspend or terminate the 1995 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1995 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1995 Plan without the written consent of the optionee. Unless terminated earlier, the 1995 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e, within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1995 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 1999. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote of a majority of the shares represented in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by the Board of Directors.
Rider C

     At the Annual Meeting the stockholders will also be asked to approve an amendment to the 1995 Plan (approved by the Board in August 1998) to provide that, notwithstanding the 100,000 share limitation on grants to an individual in any fiscal year, in connection with an individual's initial employment with the Company, he or she may be granted options or rights to purchase up to an additional 250,000 shares.
Rider D

     General. The purpose of the 1995 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1995 Plan. Options granted under the 1995 Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

     Administration. The 1995 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 1995 Plan.

     Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the 1995 Plan to employees and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1995 Plan currently provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 100,000 shares of common stock. In order to be able to attract senior executive officers, the Board has amended the 1995 Plan to provide that, notwithstanding the 100,000 share limitation, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 250,000 shares of common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

     (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

     (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1995 Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

     (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

     (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 1995 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The 1995 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

     (e) Nontransferability of Options: Unless otherwise determined by the Administrator, options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     (f) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Administrator.

     Stock Purchase Rights. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1995 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, the Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all of the optionee's then exercisable options and stock purchase rights subsequent to such liquidation or dissolution. Alternatively, the Administrator may terminate any unexercised options and stock purchase rights, provided that each optionee shall be given not less than thirty days' written notice in which the optionee may exercise his or her options and stock purchase rights, to the extent that such options and stock purchase rights are then exercisable, on the condition that the liquidation or dissolution actually occurs.

     In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, in which the Company does not survive and the Administrator determines that the event constitutes a liquidation or dissolution, each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have a ten day period to exercise the option or stock purchase right, to the extent such option or stock purchase right is then exercisable, on the condition that the liquidation or dissolution actually occurs. In such cases in which the Administrator does not determine the event constitutes a liquidation or dissolution, the option or stock purchase right shall be assumed or substituted by the surviving corporation.

     Amendment and Termination of the 1995 Plan. The Board may amend, alter, suspend or terminate the 1995 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1995 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1995 Plan without the written consent of the optionee. Unless terminated earlier, the 1995 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e, within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1995 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope enclosed.

                                          THE BOARD OF DIRECTORS
San Diego, California
May 5, 1999

                         DOCUMENT SCIENCES CORPORATION
                 PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 5, 1999, and hereby appoints Charles R. Harris and John H. Wilson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on May 24, 1999, at 10:00 a.m. local time at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California 92037, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

    A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

THE BOARD RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 BELOW:
1. ELECTION OF DIRECTORS:
                      [ ]  FOR                      [ ]  WITHHELD

  NOMINEES: Barton L. Faber, Charles R. Harris, Charles P. Holt, Colin J. O'Brien, Thomas L. Ringer, Brian E. Stern

--------------------------------------------------------------------------------
                     For all nominees except as noted above

2. Proposal to (i) approve the amendment to our 1995 Stock Incentive Plan to increase the shares of our common stock reserved for issuance under this plan by 350,000 shares and (ii) ratify and approve an amendment to our 1995 Stock Incentive Plan regarding the number of shares that may be granted to an employee in any one fiscal year:
       [ ]  FOR                   [ ]  AGAINST                   [ ]  ABSTAIN

                           (continued on other side)

                          (continued from other side)

3. Proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for fiscal 1999:

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelopes. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                                   [ ] MARK HERE FOR ADDRESS
                                                       CHANGE AND NOTED BELOW

                                                   Dated:                 1999
                                                         ----------------


                                                   ----------------------------
                                                              Signature


                                                   ----------------------------
                                                     Signature if held jointly